UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2024

ATAI LIFE SCIENCES N.V.
(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wallstraße 16
10179 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On January 7, 2024, atai Life Sciences N.V. (the “Company”), ATAI Life Sciences AG ( “ATAI AG”) and Christian Angermayer agreed to enter into the Termination and New Consultancy Agreement (the “2024 Consultancy Agreement. Pursuant to the 2024 Consultancy Agreement, the parties agreed to terminate the Consultancy Agreement between ATAI AG and Mr. Angermayer dated January 16, 2021(the “Original Consultancy Agreement”) and enter into a new consultancy agreement between the Company and Mr. Angermayer to extend the term of the Original Consultancy Agreement to January 5, 2028, increase the services to include various business objectives (including related to business and finance, communication and investor relations), and provide for the grant of an option to purchase 1,658,094 shares of the Company that vests over four years in part based on continued service and in part based on the Company's total shareholder return compared to the four-year total shareholder return of the companies comprising the XBI.  This summary is qualified in its entirety by reference to the full text of the 2024 Consultancy Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Termination and New Consultancy Agreement, by and among the Company, ATAI AG and Christian Angermayer, dated January 7, 2024.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: January 9, 2024	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer